Exhibit 4.2

WARRANT AGREEMENT

Dated as of

August 5, 2014

between

OVERSEAS SHIPHOLDING GROUP, INC.,

and

COMPUTERSHARE INC. and COMPUTERSHARE TRUST COMPANY, N.A.,

as Warrant Agent

Warrants for

Class B Common Stock

WARRANT AGREEMENT dated as of August 5, 2014 (this “Agreement”), between Overseas Shipholding Group, Inc., a Delaware corporation (the “Company”), and Computershare Inc. (“Computershare”) and its wholly-owned subsidiary Computershare Trust Company, N.A., as warrant agent (together. the “Warrant Agent”).

The business of the Company makes it subject to the Citizenship Rules. Under the Joint Plan of Reorganization of the Company, certain affiliated debtors, and debtors in possession under Chapter 11 of the Bankruptcy Code (Case No. 12-20000 (PJW)) approved by the United States Bankruptcy Court for the District of Delaware on July 18, 2014 (the “Plan”), the Company will make distributions of its Common Stock pursuant to Section 1145 of the Bankruptcy to its equity holders that did not participate in the rights offering conducted by Company in accordance with the Plan. The Company is entering into this Agreement in order to provide warrants to any equity holders who did not participate in such rights offering and are not be eligible to receive Common Stock under the Plan in compliance with the Citizenship Rules.

Each warrant described herein (a “Warrant”) entitles the registered Warrantholder (as defined below) thereof to (i) acquire one share of Common Stock and (as of the date hereof) zero shares of Class A Common Stock (subject to deductions upon exercise as set out in the Warrant Certificate) or (ii) to convert such Warrant into a Class A Warrant (as defined below) at the option of the respective Warrantholder thereof at any time, in each case subject to the adjustment and other provisions of this Agreement and the relevant Warrant Certificate. In addition, on the tenth (10th) business day after both a final order entering judgment for or against the defendants in the Professional Liability Action (as defined in the Warrant) and the distribution of any Aggregate Available Distribution (as defined in the Warrant) to the holders of the Class B Securities, subject in each case to compliance with any applicable Jones Act requirements, such Warrant will automatically convert into a Class A Warrant as described in the Warrant Certificate. Each Warrant Certificate (including any Global Warrant) shall evidence such number of Warrants as is set forth therein, subject to adjustment pursuant to the provisions of the Warrant Certificate.

The Company desires the Warrant Agent to act on behalf of the Company in connection with the registration, transfer, exchange, redemption, exercise and cancellation of the Warrants as provided herein and the Warrant Agent is willing to so act.

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Warrantholders:

ARTICLE I

DEFINITIONS

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Section 1.01. Definitions.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent Members” means the securities brokers and dealers, banks and trust companies, clearing organizations and certain other organizations that are participants in the Depositary’s system.

“Aggregate Available Distribution” has the meaning set forth in the form of Warrant Certificate attached hereto as Exhibit A.

“business day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the State of New York.

“Charter” means the Amended & Restated Certificate of Incorporation of the Company as in effect on the date hereof and as may be amended from time to time hereafter in compliance with Section 3.04(d).

“Citizenship Rules” and “Citizenship Policies” have the meanings set forth in the Charter.

“Class A Common Stock” means Class A common stock, par value $0.01 per share, in the Company.

“Class A Warrant” means a penny warrant issued on the Effective Date to purchase shares of class A common stock, par value $0.01 per share, in the Company.

“Class B Securities” means Common Stock and Warrants.

“Commission” means the United States Securities and Exchange Commission or any successor governmental agency.

“Common Stock” means the Class B common stock, par value $0.01 per share, of the Company.

“Conversion Notice Date” has the meaning set forth in Section 4.04(a).

“Definitive Warrant” means a Warrant Certificate in definitive form that is not deposited with the Depositary or with Computershare as custodian for the Depositary.

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“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Exercise Price” has the meaning set forth in the form of Warrant Certificate attached as Exhibit A hereto.

“Expiration Date” has the meaning set forth in the form of Warrant Certificate attached as Exhibit A hereto.

“Global Warrant” has the meaning set forth in Section 2.01(a) hereof.

“Net Litigation Recovery” has the meaning set forth in the form of Warrant Certificate attached as Exhibit A hereto.

“Non-Complying Shares” has the meaning set forth in the Charter.

“Non-U.S. Citizen” means a person who does not meet the definition of a U.S. Citizen set forth in the Charter.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion reasonably acceptable to the Warrant Agent from legal counsel. Such counsel may be an employee of or counsel to the Company or the Warrant Agent.

“Professional Liability Action” has the meaning set forth in the form of Warrant Certificate attached as Exhibit A hereto.

“Person” means an individual, firm, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability partnership, trust, unincorporated organization, or government or any agency or political subdivision thereof or any other entity.

“Registry” has the meaning set forth in Section 2.03 hereof.

“Required Warrantholders” means holders of a majority of the aggregate number of the Warrants at the time outstanding.

 “Shares” has the meaning set forth in the form of Warrant Certificate attached as Exhibit A hereto.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

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“Transfer Agent” has the meaning set forth in the form of Warrant Certificate attached as Exhibit A hereto.

“U.S. Citizen” has the meaning set forth in the Charter.

“Warrant Certificate” means any fully registered certificate (including a Global Warrant) issued by the Company and authenticated by the Warrant Agent under this Agreement evidencing Warrants, in the form attached as Exhibit A hereto.

“Warrantholder” means a registered owner of Warrants as set forth in the Registry.

“Warrant Share Number” has the meaning set forth in the form of Warrant Certificate attached as Exhibit A hereto.

Section 1.02. Rules of Construction. Unless the text otherwise requires:

(i) a defined term has the meaning assigned to it herein;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles as in effect from time to time;

(iii) “or” is not exclusive;

(iv) “including” means including, without limitation;

(v) words in the singular include the plural and words in the plural include the singular;

(vi) references to any statute, rule, standard, regulation or other law include a reference to (x) the corresponding rules and regulations and (y) each of them as amended, modified, supplemented, consolidated, replaced or rewritten from time to time; and

(vii) headings to Articles and Sections in this Agreement and the table of contents are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

ARTICLE II

WARRANTS

Section 2.01. Form.

(a) Global Warrants. Except as provided in Section 2.04 or 2.05, Warrants shall be issued in the form of one or more permanent global Warrants in fully registered form with a global securities legend in substantially the form set forth in Exhibit A hereto (each, a “Global Warrant”), which shall be deposited on behalf of the Company with Computershare, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided.

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(b) Book-Entry Provisions. The following provisions of this Section 2.01(b) shall apply only to a Global Warrant deposited with or on behalf of the Depositary:

(i) The Company shall prepare and execute and the Warrant Agent shall, in accordance with Section 2.02, countersign, by either manual or facsimile signature, one or more Global Warrants that shall be registered in the name of the Depositary or the nominee of the Depositary. The Warrant Agent shall deliver the Global Warrants to the Depositary or pursuant to the Depositary’s instructions or held by Computershare as custodian for the Depositary. Each Global Warrant shall be dated the date of its countersignature by the Warrant Agent.

(ii) Agent Members shall have no rights under this Agreement with respect to any Global Warrant held on their behalf by the Depositary or by Computershare as the custodian of the Depositary or under such Global Warrant except to the extent set forth herein or in a Warrant Certificate, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and the Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Warrant. The rights of beneficial owners in a Global Warrant shall be exercised through the Depositary subject to the applicable procedures of the Depositary except to the extent set forth herein or in a Warrant Certificate.

(c) Definitive Securities. Except as provided in Section 2.04 or 2.05, owners of beneficial interests in Global Warrants will not be entitled to receive physical delivery of Definitive Warrants.

(d) Warrant Certificates. Warrant Certificates shall be in substantially the form attached as Exhibit A hereto and shall be typed, printed, lithographed or engraved or produced by any combination of such methods or produced in any other manner permitted by the rules of any securities exchange on which the Warrants may be listed, all as determined by the Officer or Officers executing such Warrant Certificates, as evidenced by their execution thereof. Any Warrant Certificate shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon, (i) as the Company (or, with respect to letters, numbers or other marks of identification, the Warrant Agent) may deem appropriate and as are not inconsistent with the provisions of this Agreement, (ii) as may be required to comply with this Agreement, any law or any rule of any securities exchange on which the Warrants may be listed, and (iii) as may be necessary to conform to customary usage, provided that they do not affect the rights, duties, liabilities, responsibilities, obligations or indemnitees of the Warrant Agent.

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Section 2.02. Execution and Countersignature.

At least one Officer shall sign each Warrant Certificate for the Company by manual or facsimile signature.

If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Agent countersigns the Warrant Certificate, the Warrants evidenced by such Warrant Certificate shall be valid nevertheless.

Upon receipt of a written order of the Company signed by at least one Officer of the Company (and, with respect to Warrants issued by the Company after the date hereof, all other necessary information and documents, including if requested by the Warrant Agent an Officer’s Certificate and an Opinion of Counsel of the Company) the Warrant Agent shall countersign, by either manual or facsimile signature, and deliver Warrant Certificates entitling the Warrantholders thereof to purchase in the aggregate such number of shares of Common Stock and shares of Class A Common Stock as shall be set forth on such Warrant Certificates (subject to adjustment as provided in such Warrant Certificates). Each Warrant Certificate shall be dated the date of its countersignature by the Warrant Agent.

At any time and from time to time after the execution of this Agreement, the Warrant Agent shall, upon receipt of a written order of the Company signed by an Officer of the Company, countersign, by either manual or facsimile signature, a Warrant Certificate evidencing the number of Warrants specified in such order. Such order shall specify the number of Warrants to be evidenced on the Warrant Certificate to be countersigned, the date on which such Warrant Certificate is to be countersigned and the number of Warrants then authorized.

The Warrants evidenced by a Warrant Certificate shall not be valid until an authorized signatory of the Warrant Agent countersigns the Warrant Certificate either manually or by facsimile signature. Such signature shall be solely for the purpose of authenticating the Warrant Certificate and shall be conclusive evidence that the Warrant Certificate so countersigned has been duly authenticated and issued under this Agreement.

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Section 2.03. Registry.

The Warrants shall be issued in registered form only. The Warrant Agent shall keep a registry (the “Registry”) of the Warrant Certificates and of their transfer and exchange. The Registry shall show the names and addresses of the respective Warrantholders and the date and number of Warrants evidenced on the face of each of the Warrant Certificates. The Warrantholder of any Global Warrant will be the Depositary or a nominee of the Depositary in whose name the Global Warrant is registered. The Warrant holdings of Agent Members will be recorded on the books of the Depositary. The beneficial interests in the Global Warrant held by customers of Agent Members will be reflected on the books and records of such Agent Members and will not be known to the Warrant Agent, the Company or to the Depositary.

Except as otherwise provided herein or in the Warrant Certificate, the Company and the Warrant Agent may deem and treat any Person in whose name a Warrant Certificate is registered in the Registry as the absolute owner of such Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary provided, however, that the Warrant Agent may rely conclusively on any written notice provided to it by the Company and signed by an Officer of the Company.

Section 2.04. Transfer and Exchange.

(a) Transfer and Exchange of Global Warrants.

(i) Registration of the transfer and exchange of Global Warrants or beneficial interests therein shall be effected through the book-entry system maintained by the Depositary, in accordance with this Agreement and the Warrant Certificates and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Warrant (or the relevant Agent Member on behalf of such transferor) shall, but only to the extent required by the procedures of the Depositary in connection with such transfer or exchange, deliver to the Warrant Agent (x) an order given in accordance with the Depositary’s procedures containing information regarding the account of the Agent Member to be credited with a beneficial interest in the Global Warrant and (y) an instruction of transfer in form satisfactory to the Warrant Agent which, with respect to a transfer of a Global Warrant only, shall be duly executed by the Warrantholder thereof or by his attorney, duly authorized in writing. Additionally, prior to the Warrantholder registering the transfer or making the exchange as requested, the requirements for such transfer or exchange to be issued in a name other than the registered Warrantholder shall be met. Such requirements for a transfer of the Global Warrant (but not, for the avoidance of doubt, a transfer of a beneficial interest in a Global Warrant) may include, inter alia, a medallion signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association (at a guarantee level acceptable to the Warrant Agent), and any other reasonable evidence of authority that may be required by the Warrant Agent. Upon satisfaction of the conditions in this Clause (i), the Warrant Agent shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Agent Member specified in such instructions a beneficial interest in the Global Warrant and to debit the account of the Agent Member making the transfer of the beneficial interest in the Warrant being transferred or, in the case of a transfer of a Global Warrant only, the Warrant Agent shall reflect such transfer in the Registry.

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(ii) Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 2.05), a Global Warrant may only be transferred as a whole, and not in part, and only by (i) the Depositary, to a nominee of the Depositary, (ii) a nominee of the Depositary, to the Depositary or another nominee of the Depositary, or (iii) the Depositary or any such nominee to a successor Depositary or its nominee.

(iii) In the event that a Global Warrant is exchanged and transferred for Definitive Warrants pursuant to Section 2.05, such Warrants may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.04 and the requirements of any Warrant Certificate and such other procedures as may from time to time be adopted by the Company that are not inconsistent with the terms of this Agreement or of any Warrant Certificate.

(b) Cancellation or Adjustment of Global Warrant. At such time as all beneficial interests in a Global Warrant have been exchanged for Definitive Warrants, redeemed, repurchased or canceled, such Global Warrant shall be returned to the Depositary for cancellation or retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is transferred or exchanged for Definitive Warrants, redeemed, repurchased or canceled, the number of Warrants represented by such Global Warrant shall be reduced and an adjustment shall be made on the books and records of the Warrant Agent to reflect such reduction.

(c) Obligations with Respect to Transfers and Exchanges of Warrants.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign, by either manual or facsimile signature, Global Warrants and Definitive Warrants as required pursuant to the provisions of Section 2.02 and this Section 2.04.

(ii) No service charge shall be made to a Warrantholder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax, assessments or similar charges payable in connection therewith. The Warrant Agent shall not be obligated to take any action whatsoever with respect to any such registration of transfer or exchange until it is satisfied that all such taxes, assessments or similar charges have been satisfied in full.

(iii) All Warrants issued upon any registration of transfer or exchange pursuant to the terms of this Agreement shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrants surrendered upon such registration for transfer or exchange.

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(iv) No Warrants or shares of Common Stock or Class A Common Stock issuable upon exercise of any Warrant shall be sold, exchanged or otherwise transferred by the Company or any Warrantholder in violation of the Securities Act or state securities laws.

(d) No Obligation of the Warrant Agent.

(i) The Warrant Agent shall have no responsibility or obligation to any beneficial owner of a Global Warrant, any Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Warrants or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Warrants. All notices and communications to be given to the Warrantholders and all payments to be made to Warrantholders under the Warrants shall be given or made only to or upon the order of the registered Warrantholders (which shall be the Depositary or its nominee in the case of a Global Warrant). The rights of beneficial owners in any Global Warrant shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Warrant Agent may conclusively rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Warrant Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Warrant (including any transfer between or among the Agent Members or beneficial owners in any Global Warrant) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.05. Definitive Warrants.

 (a) Beneficial interests in a Global Warrant deposited with the Depositary or with Computershare as custodian for the Depositary pursuant to Section 2.01 shall be transferred to each beneficial owner thereof in the form of Definitive Warrants evidencing a number of Warrants equivalent to such owner’s beneficial interest in such Global Warrant, in exchange for such Global Warrant, only if such transfer complies with Section 2.04 and (i) the Depositary notifies the Company in writing that it is unwilling or unable to continue as Depositary for such Global Warrant or if at any time the Depositary ceases to be a “clearing agency” registered under the Securities Exchange Act of 1934, as amended, and, in each such case, a successor Depositary is not appointed by the Company within 90 days of such notice, (ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Agreement, or (iii) upon the request of any Warrantholder, if the Company shall be adjudged a bankrupt or insolvent or makes an assignment for the benefit of its creditors or institutes proceedings to be adjudicated a bankrupt or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under Federal bankruptcy laws or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or all or any substantial part of its property shall be appointed, or if a public officer shall have taken charge or control of the Company or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation.

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(b) Any Global Warrant that is transferable to the beneficial owners thereof in the form of Definitive Warrants pursuant to this Section 2.05 shall be surrendered by the Depositary to the Warrant Agent, to be so transferred, in whole or from time to time in part, without charge, and the Warrant Agent shall if directed by an Officer of the Company countersign, by either manual or facsimile signature, and deliver to each beneficial owner in the name of such beneficial owner, upon such transfer of each portion of such Global Warrant, Definitive Warrants evidencing a number of Warrants equivalent to such beneficial owner’s beneficial interest in the Global Warrant. The Warrant Agent shall register such transfer in the Registry, and upon such transfer the surrendered Global Warrant shall be cancelled by the Warrant Agent.

(c) All Definitive Warrants issued upon registration of transfer pursuant to this Section 2.05 shall be the valid obligations of the Company, evidencing the same obligations of the Company and entitled to the same benefits under this Agreement and the Global Warrant surrendered for registration of such transfer.

(d) Subject to the provisions of Section 2.05(b), the registered Warrantholder of a Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members,to take any action that a Warrantholder is entitled to take under this Agreement or the Warrants.

(e) In the event of the occurrence of any of the events specified in Section 2.05(a), the Company will promptly make available to the Warrant Agent a reasonable supply of Definitive Warrants necessary to comply with this Agreement in definitive, fully registered form.

(f) Neither the Company nor the Warrant Agent will be liable or responsible for any registration or transfer of any Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary.

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Section 2.06. Replacement Certificates.

If a mutilated Warrant Certificate is surrendered to the Warrant Agent or if the Warrantholder of a Warrant Certificate provides proof reasonably satisfactory to the Company and the Warrant Agent that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Warrant Agent shall countersign, by either manual or facsimile signature, a replacement Warrant Certificate of like tenor and representing an equivalent number of Warrants, if the reasonable requirements of the Warrant Agent and of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. If required by the Warrant Agent or the Company, such Warrantholder shall furnish an indemnity bond sufficient in the reasonable judgment of the Company and the Warrant Agent to protect the Company and the Warrant Agent from any loss that either of them may suffer if a Warrant Certificate is replaced. The Company and the Warrant Agent may charge the Warrantholder for their expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate evidences an additional obligation of the Company.

Section 2.07. Outstanding Warrants.

The Warrants outstanding at any time are all Warrants evidenced on all Warrant Certificates authenticated by the Warrant Agent except for those canceled by it and those delivered to it for cancellation. A Warrant ceases to be outstanding if the Company holds the Warrant.

If a Warrant Certificate has been replaced pursuant to Section 2.06, the Warrants evidenced thereby cease to be outstanding unless the Warrant Agent and the Company receive proof satisfactory to them that the replaced Warrant Certificate is held by a bona fide purchaser.

Section 2.08. Cancellation.

In the event the Company shall purchase or otherwise acquire Definitive Warrants, the same shall thereupon be delivered to the Warrant Agent for cancellation.

The Warrant Agent and no one else shall cancel and dispose of all Warrant Certificates surrendered for registration of transfer, exchange, replacement, exercise or cancellation in its customary manner and deliver a certificate of such disposal to the Company upon its request therefor unless the Company directs the Warrant Agent to deliver canceled Warrant Certificates to the Company. The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they evidence Warrants that have been exercised or Warrants that the Company has purchased or otherwise acquired.

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Section 2.09. CUSIP Numbers.

The Company in issuing the Warrants may use “CUSIP” numbers (if then generally in use) and, if so, the Warrant Agent, if provided with such “CUSIP” numbers, shall use “CUSIP” numbers in notices as a convenience to Warrantholders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Warrant Certificates or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates.

ARTICLE III

EXERCISE TERMS

Section 3.01. Exercise.

The Exercise Price of each Warrant, the Warrant Share Number and the number of Warrants evidenced by any Warrant Certificate and the Expiration Date of each Warrant shall be set forth in the related Warrant Certificate. The Warrant Share Number and the Exercise Price of each Warrant are subject to adjustment pursuant to the terms set forth in the Warrant Certificate. The Company shall calculate and transmit to the Warrant Agent, and the Warrant Agent shall have no obligation under this Agreement to calculate, the number of shares of Common Stock or other securities or other consideration to be issued or paid any upon such exercise, and the Warrant Agent shall have no duty or obligation to investigate or confirm whether any such determination made by the Company is accurate or correct. The Company shall provide the Warrant Agent with the cost basis for all securities issued pursuant to such cashless exercise prior to the issuance of such securities.

Section 3.02. Manner of Exercise and Issuance of Shares.

Warrants may be exercised in the manner set forth in Section 3 of the Warrant Certificate, and upon any such exercise, Shares shall be issued in the manner set forth in Section 4 of the Warrant Certificate.

Section 3.03. Compliance with Citizenship Rules.

Notwithstanding the other provisions of this Warrant Agreement, in order to facilitate the Company’s compliance with the Citizenship Rules:

(a) In connection with any exercise of the Warrant (including any interest in any Global Warrant), a Warrantholder (or, if not the Warrantholder, the Person that the Warrantholder has designated to receive the Common Stock or shares of Class A Common Stock issuable upon exercise of the Warrants) shall advise the Company whether or not it satisfies the requirements to be a U.S. Citizen. Under its Charter, the Company may require a Warrantholder (or, if not the Warrantholder, the Person that the Warrantholder has designated to receive the Common Stock issuable upon exercise of the Warrants) to provide it with such documents and other information as it may request as reasonable proof of that the Warrantholder (or, if not the Warrantholder, such other Person that the Warrantholder has designated to receive the Common Stock or shares of Class A Common Stock issuable upon exercise of the Warrants) satisfies the requirements to be a U.S. Citizen.

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(b) No Warrantholder who cannot establish to the Company’s reasonable satisfaction that it (or, if not the Warrantholder, the Person that the Warrantholder has designated to receive the stock issuable upon exercise of the Warrants) is a U.S. Citizen may exercise any Warrants to the extent the shares of Common Stock deliverable upon exercise of the Warrants would constitute Non-Complying Shares if they were issued, which shall be determined by the Company in its reasonable discretion at the time of any proposed exercise of a Warrant.

(c) Any sale, transfer or other disposition of a Warrant by any Warrantholder that is a Non-U.S. Citizen to a Person who is a U.S. Citizen must be a complete transfer of such Warrantholder’s interests to such Person in the Warrant and the Common Stock or shares of Class A Common Stock issuable upon exercise thereof with no ability to direct or control such Person. The foregoing restriction shall also apply to any Person that the Warrantholder has designated to receive the Common Stock issuable upon exercise of the Warrants.

(d) In the Company’s reasonable discretion, the Company may instruct the Transfer Agent, the Warrant Agent, and the Depositary (or any of them) not to issue shares of Common Stock or shares of Class A Common Stock to any Warrantholder who upon any exercise of any Warrants cannot establish to the Company’s reasonable satisfaction that it (or, if not the Warrantholder, the Person that the Warrantholder has designated to receive the Common Stock or shares of Class A Common Stock issuable upon exercise of the Warrants) is a U.S. Citizen to the extent the receipt of the Common Stock or shares of Class A Common Stock deliverable upon exercise of the Warrants would cause such Person or any Person whose ownership position would be aggregated with that of such Person to exceed 4.9% of the aggregate number of shares of Common Stock or shares of Class A Common Stock outstanding at such time (excluding, for purposes of this Section 3.03(d), shares of Common Stock issuable upon exercise of all outstanding Warrants).

Section 3.04. Covenants.

(a) The Warrant Agent is hereby authorized to requisition from time to time from any stock transfer agents of the Company stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement, and the Company hereby authorizes and directs such transfer agents to comply with all such requests of the Warrant Agent. The Company shall supply such transfer agents with duly executed stock certificates for such purposes and shall provide or otherwise make available any cash or scrip that may be payable upon exercise of Warrants as provided herein and in each Warrant Certificate.

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(b) The Warrant Agent is hereby authorized and directed to create a special account for the reserve of shares of Common Stock and shares of Class A Common Stock to be issued upon exercise of the Warrants.

(c) In connection with the Shares to be issued upon exercise, the Company shall, upon the Warrant Agent’s request, provide an Opinion of Counsel, stating that all such shares, when issued, will be:

(i) registered, or subject to a valid exemption from registration, under the U.S. Securities Act of 1933, as amended, and all material and necessary state securities law filings will have been made with respect to such shares; and

(ii) validly issued, fully paid and non-assessable.

(d) The Company agrees that, for so long as any Warrants are outstanding, it shall not increase the par value of the Common Stock or shares of Class A Common Stock or amend or modify the Charter or its by-laws in a manner that would prevent the Company from issuing the Common Stock or shares of Class A Common Stock issuable upon exercise of the Warrants.

(e) The Company agrees that it will (i) at all times make and keep available adequate current public information with respect to the Company as those terms are understood and defined for purposes of Rule 144(c) under the Securities Act; (ii) file in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder, and to use its reasonable efforts to remain subject to the requirements of Section 13 of the Exchange Act, and to provide public notice of the record date and amount of each and every dividend or distribution in respect of its Class A and Class B Common Stock in the manner and timing required under the Exchange Act (including if, at any time, such provisions are not then applicable to the Company); (iii) submit electronically and post on its corporate Web site, if any, every interactive data file required to be submitted and posted pursuant to Rule 405 of Regulation S-T under the Exchange Act; (iv) so long as a Warrantholder owns any Warrant, furnish to such Warrantholder, upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Warrantholder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Warrantholder to sell any such Warrant without registration; and (v) make available information otherwise necessary to comply with Rule 144 and Rule 144A promulgated under the Securities Act, as such rules may be amended from time to time, if available with respect to resales of the Warrants, at all times, to the extent required from time to time to enable such Warrantholders to sell Warrants that were, when issued, “restricted securities” within the meaning of Rule 144 without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 and Rule 144A promulgated under the Securities Act (if available with respect to resales of the Warrants), as such rules may be amended from time to time or (y) any other rules or regulations now existing or hereafter adopted by the Commission. Upon the reasonable request of any Warrantholder, the Company will deliver to such Warrantholder a written statement as to whether it has complied with such information requirements.

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(f) As set forth in Article FOURTH, Section A of the Charter as of the date of this Agreement, the Company covenants and agrees for the benefit of the Warrantholders from time to time that it shall not issue any additional shares of or rights to acquire Common Stock as a dividend or as a result of the subdivision of any class of its equity securities.

ARTICLE IV

ANTIDILUTION PROVISIONS AND DISTRIBUTIONS

Section 4.01. Antidilution Adjustments; Notice of Adjustment.

The Warrant Share Number shall be subject to adjustment from time to time as provided in Section 12 of the Warrant Certificate. Whenever the Warrant Share Number is so adjusted or is proposed to be adjusted as provided in Section 12 of the Warrant Certificate, the Company shall deliver to the Warrant Agent the notices or statements, and shall cause a copy of such notices or statements to be sent or communicated to each Warrantholder pursuant to Section 6.03, as provided in Section 12(F) of the Warrant Certificate. Until such notices or statements are received by the Warrant Agent, the Warrant Agent may presume conclusively for all purposes that no such adjustment has occurred.

Section 4.02. Adjustment to Warrant Certificate.

The form of Warrant Certificate need not be changed because of any adjustment made pursuant to the Warrant Certificate, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same Warrant Share Number as are stated in the Warrant Certificates initially issued pursuant to this Agreement.

The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate (or affect the rights, duties, responsibilities, obligations, liabilities or indemnitees of the Warrant Agent), and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

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Section 4.03. Net Litigation Recovery. Each Warrantholder of record on the relevant record date shall be entitled to receive a portion of the Aggregate Available Distribution, determined in the manner set forth in the Warrant Certificate, which shall be determined in the following manner. The Company shall notify the Warrant Agent in writing of the amount to be paid on each Warrant and the date of the proposed payment, and at the same time, the Company shall deposit with the Warrant Agent an amount of cash equal to the aggregate amount to be paid in respect of the Aggregate Available Distribution or shall make arrangements satisfactory for the Warrant Agent for such deposit prior to the date of the proposed payment. Such money when received in the form of fully cleared immediately available funds shall be held in trust for the benefit of the Warrantholders entitled to such distribution. The Company, in consultation with the Warrant Agent, shall fix a record date for the payment of the Aggregate Available Distribution which shall be no more than 20 days after the receipt by the Warrant Agent of the proposed payment in the form of fully cleared immediately available funds; provided that, if the record date in respect of the distribution of the portion of the Aggregate Available Distribution to the shares of Class B Common Stock shall be set in a different manner or at a different time, the provisions hereof in respect of the timing or manner or distribution shall be modified to reflect, as closely as commercially reasonably possible, the provisions of such distribution. The Company shall publicly announce the relevant record date at least 10 days in advance of such record date by issuing a press release for publication on a newswire service and publishing such press release on the website of the Company. Such distribution shall be paid by the Warrant Agent to the Warrantholders in whose names the Warrants are registered on the close of business on the record date in accordance with written instructions received from the Company. Notwithstanding anything to the contrary in the preceding paragraph, all distributions of any portion of the Aggregate Available Distribution to any Warrantholder that holds its beneficial interest in such Warrant through the Depositary shall be made in compliance with the provisions of the Depositary in all respects; provided that the Company and the Warrant Agent shall agree on such modifications as appropriate to fulfill the intent of the provisions hereof in respect of the distribution of the Aggregate Available Distribution to holders of the Class B Securities.

All funds received by the Warrant Agent under this Agreement that are to be distributed or applied by the Warrant Agent in the performance of Services (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to the terms of this Agreement, Computershare will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.) that are reasonably acceptable to the Company. The Warrant Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by the Warrant Agent in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits. The Warrant Agent shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.

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Section 4.04. Conversion.

(a) Voluntary Conversion. Each Warrant shall be convertible at the option of the Warrantholder at any time into a Class A Warrant having a Warrant Share Number equal to such Warrant prior to conversion but exercisable solely for shares of Class A Common Stock. Notice of conversion must be sent by the Warrantholder to the Company and the Warrant Agent, and the Warrant that the Warrantholder wishes to convert must be delivered to the Warrant Agent. The Company will issue a Class A Warrant having a Warrant Share Number equal to that of the Warrant being converted within three (3) business days after the Company and Warrant Agent’s receipt of notice of conversion and the Warrant Agent’s receipt of the Warrant that is being converted (the “Conversion Notice Date”); provided that if such notice and Warrant are not received on a business day and prior to 4:00 p.m., the Conversion Notice Date will be deemed to be the following business day.

(b) Automatic Conversion. On the tenth (10th) business day after both a final order entering judgment for or against the defendants in the Professional Liability Action and the distribution of any Aggregate Available Distribution to the holders of the Class B Securities, subject in each case to compliance with any applicable Jones Act requirements, each Warrant will automatically convert into a Class A Warrant having a Warrant Share Number equal to such Warrant prior to conversion but exercisable solely for shares of Class A Common Stock. Whenever a conversion is to occur pursuant to this Section 4.04(b), the Company shall deliver written notice to the Warrant Agent setting forth the details thereof, upon which the Warrant Agent may conclusively rely.  Until such written notice is received by the Warrant Agent, the Warrant Agent may presume conclusively for all purposes that no such conversion has occurred.

ARTICLE V

WARRANT AGENT

Section 5.01. Appointment of Warrant Agent.

The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the express provisions of this Agreement (and no implied terms or conditions) and the Warrant Agent hereby accepts such appointment. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement, except in the case of a final judicial determination of its own gross negligence or willful misconduct by a court of competent jurisdiction.

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Section 5.02. Rights and Duties of Warrant Agent.

(a) Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

(b) Counsel. The Warrant Agent may consult with counsel of its own selection (who may be counsel to the Company or an employee of the Warrant Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in the absence of bad faith and in accordance with the advice or opinion of such counsel.

(c) Documents. The Warrant Agent shall be fully protected, may conclusively rely upon and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, instruction, direction, consent, certificate, affidavit, statement, request or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties, and shall have no duty to inquire into or investigate the validity, accuracy or content thereof. The Warrant Agent shall not take any instructions or directions except those given in accordance with this Agreement.

(d) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein (or in any modification or amendment hereof to which the Warrant Agent has consented to in writing) and in the Warrant Certificates, and no implied or inferred duties or obligations of the Warrant Agent shall be read into this Agreement (or in any modification or amendment hereof to which the Warrant Agent has consented to in writing) or the Warrant Certificates against the Warrant Agent.

The Warrant Agent shall not be under any obligation to take any action hereunder that it believes may involve it in any expense or liability for which it does not receive indemnity reasonably satisfactory to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Warrantholders or on behalf of the Warrantholders pursuant to this Agreement or for the application by the Company of the proceeds of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Warrantholder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.

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The Warrant Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys. The Warrant Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in the absence of bad faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement. Notwithstanding anything in this Agreement to the contrary, in no event shall the Warrant Agent be responsible or liable for special, punitive, incidental, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(e) Not Responsible for Adjustments or Validity of Stock.

The Warrant Agent shall not at any time be under any duty or responsibility to any Warrantholder to determine whether any facts exist that may require an adjustment of the Warrant Share Number, or with respect to the nature or extent of any adjustment when made, or with respect to the method employed herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any Shares or of any securities or property that may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Section 12 of the Warrant Certificate, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Shares or stock certificates upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Section 12 of the Warrant Certificate, or to comply with any of the covenants of the Company contained in the Warrant Certificate.

(f) In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, or is for any reason unsure as to what action to take hereunder, the Warrant Agent shall notify the Company in writing as soon as practicable, and upon delivery of such notice may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company or any Warrantholder or other Person for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Warrant Agent. Notwithstanding anything in this Agreement to the contrary, the Warrant Agent is authorized and directed hereby to comply with any orders, judgments, or decrees of any court that it believes has jurisdiction over it and will not be liable as a result of its compliance with the same.

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(g) Notices to the Company. If the Warrant Agent shall receive any written notice or demand (other than Notice of Exercise of Warrants) addressed to the Company by the Warrantholder of a Warrant, the Warrant Agent shall promptly forward such notice or demand to the Company.

Section 5.03. Individual Rights of Warrant Agent.

The Warrant Agent and any stockholder, director, officer, employee agent or Affiliate of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its Affiliates or become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, or contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

Section 5.04. Warrant Agent’s Disclaimer.

The Warrant Agent shall not be responsible for, and makes no representation as to the validity or adequacy of, this Agreement (except the due and valid authorized execution and delivery of this Agreement by the Warrant Agent) or the Warrant Certificates (except the due countersignature of the Warrant Certificate(s) by the Warrant Agent) and it shall not be responsible for any statement in this Agreement or the Warrant Certificates other than its countersignature thereon nor will it be responsible or liable for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor will it be responsible or liable for any adjustment required under this Agreement or responsible for the manner, method or amount of any adjustment or the ascertaining of the existence of facts that would require any adjustment; nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of stock or other securities to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any securities will, when issued, be validly authorized and issued, fully paid, nonassessable and free from all preemptive rights, taxes, liens and charges; nor will the Warrant Agent be under any duty or responsibility to insure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Warrant Certificates (provided that this clause shall in no way affect the Warrant Agent’s express obligations under any other provision of this Agreement).

Section 5.05. Compensation and Indemnity.

(a) The Company agrees to pay the Warrant Agent from time to time reasonable compensation for its services rendered by it hereunder, as agreed, and to reimburse the Warrant Agent upon request for all reasonable out-of-pocket expenses, agent and counsel fees and disbursements, and other disbursements, incurred by it in the preparation, negotiation, delivery, administration, execution and amendment of this agreement. The Company shall indemnify and hold harmless the Warrant Agent, its officers, directors, agents and counsel against any loss, liability, damage, judgment, fine, penalty, settlement, cost or expense (including reasonable agents’ and attorneys’ fees and expenses) incurred by it without gross negligence or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction) on its part arising out of or in connection with the acceptance, administration, exercise or performance of its duties under this Agreement. The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company; provided, that Company need not reimburse any expense or indemnify against any loss or liability incurred by the Warrant Agent through the Warrant Agent’s willful misconduct or gross negligence (each as determined by a final judgment of a court of competent jurisdiction). The Company’s obligations pursuant to this Section shall survive the termination of this Agreement and the resignation, replacement or removal of the Warrant Agent.

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(b) To secure the Company’s payment obligations under this Agreement, the Warrant Agent shall have a lien prior to the Warrantholders on all money or property held or collected by the Warrant Agent.

Section 5.06. Successor Warrant Agent.

(a) Company to Provide and Maintain Warrant Agent. The Company agrees for the benefit of the Warrantholders that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or cancelled or are no longer exercisable.

(b) Resignation and Removal. The Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than 60 days after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company or the Required Warrantholders and specifying such removal and the date when it shall become effective, which date shall not be less than 60 days after such notice is given unless the Warrant Agent otherwise agrees. Any removal under this Section shall take effect upon the appointment by the Company or the Required Warrantholders as hereinafter provided of a successor Warrant Agent (which shall be (i) a nationally recognized stock transfer agent or (ii) a bank or trust company, (x) organized under the laws of the United States of America or one of the states thereof, (y) authorized under the laws of the jurisdiction of its organization to exercise corporate trust or stock transfer powers, (z) having a combined capital and surplus of at least $50,000,000 (when taking into account all of its direct and indirect parents and subsidiaries) and the acceptance of such appointment by such successor Warrant Agent. The obligations of the Company under Section 5.05 shall continue to the extent set forth herein notwithstanding the resignation or removal of the Warrant Agent.

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(c) Company to Appoint Successor. In the event that at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or State bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. In the event that a successor Warrant Agent is not appointed by the Company, a successor Warrant Agent, qualified as aforesaid, may be appointed by the Warrant Agent or the Required Warrantholders or the Warrant Agent or the Required Warrantholders may petition a court to appoint a successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder; provided, however, that in the event of the resignation of the Warrant Agent under this subsection (c), such resignation shall be effective on the earlier of (i) the date specified in the Warrant Agent’s notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent hereunder.

(d) Successor to Expressly Assume Duties. Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

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(e) Successor by Merger. Any entity into which the Warrant Agent hereunder may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any entity to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its assets and business, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that it shall be qualified as aforesaid.

Section 5.07. Representations of the Company.

The Company represents and warrants to the Warrant Agent that:

(a) the Company has been duly organized and is validly existing under the laws of the jurisdiction of its incorporation;

(b) this Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the enforcement of creditors’ rights generally; and

(c) the execution and delivery of this Agreement does not, and the issuance of the Warrants in accordance with the terms of this Agreement and the Warrant Certificate will not, (i) violate the Charter or the Company’s by-laws, (ii) violate any law or regulation applicable to the Company or order or decree of any court or public authority having jurisdiction over the Company, or (iii) result in a breach of any mortgage, indenture, contract, agreement or undertaking to which the Company is a party or by which it is bound, except in the case of (ii) and (iii) for any violations or breaches that could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

Section 5.08. Further Assurances

The Company and the Warrant Agent shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the other party to this Agreement for the carrying out or performing by such other party of the provisions of this Agreement.

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ARTICLE VI

MISCELLANEOUS

Section 6.01. Persons Benefitting.

Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent and the Warrantholders any right, remedy or claim under or by reason of this Agreement or any part hereof.

Section 6.02. Amendment.

This Agreement and the Warrants may be amended in writing by the parties hereto without the consent of any Warrantholder (i) when there are no Warrants outstanding, (ii) for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or therein or adding or changing any other provisions with respect to matters or questions arising under this Agreement or the Warrants as the Company and the Warrant Agent may deem necessary or desirable that does not adversely affect the rights of any Warrantholder in any material respect, (iii) in order to facilitate, in the Company’s sole reasonable judgment, the Company’s compliance with the Citizenship Rules; and (iv) in order to make any other change that does not adversely affect the rights of any Warrantholder in any material respect.

This Agreement and the Warrants may be amended or supplemented at any time with the written consent of the Required Warrantholders; provided that the consent of each Warrantholder affected thereby shall be required for any amendment pursuant to which (i) the Warrant Share Number would be decreased (in each case, other than pursuant to adjustments provided for in Section 12 of the Warrant Certificate), (ii) the time period during which the Warrants are exercisable would be shortened, (iii) any change adverse to the Warrantholder would be made to the antidilution provisions set forth in Article IV of this Agreement or Section 12 of the Warrant Certificate or (iv) any change adverse to the Warrantholder, other than as otherwise permitted under this Agreement or the Warrant Certificate, would be made to the provisions of Section 4.03 of this Agreement or Section 13 of the Warrant Certificate. The Company or the Warrant Agent may set a record date for any direction, waiver or consent and only the Warrantholders as of such record date shall be entitled to make or give such direction, waiver or consent.

In determining whether the Required Warrantholders have concurred in any direction, waiver or consent, Warrants owned by the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Warrant Agent shall be protected in relying on any such direction, waiver or consent, only Warrants that the Warrant Agent knows are so owned shall be so disregarded. Also, subject to the foregoing, only Warrants outstanding at the time shall be considered in any such determination. The Warrant Agent shall have no duty to determine whether any such amendment would have an effect on the rights or interests of the holders of the Warrants.

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Upon receipt by the Warrant Agent of an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the execution of the amendment have been complied with and such execution is permitted by this Agreement and the Warrant Certificate, the Warrant Agent shall join in the execution of such amendment; provided, that the Warrant Agent may, but shall not be obligated to, execute any amendment or supplement that affects the rights, duties, obligations, responsibilities, liabilities or indemnitees of the Warrant Agent.

Section 6.03. Notices.

Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or overnight delivery service addressed as follows:

if to the Company:

Overseas Shipholding Group, Inc.
1301 Avenue of the Americas
New York, New York 10019
Attn: General Counsel
Facsimile: 212-251-1180

if to the Warrant Agent:

Computershare Inc.

480 Washington Blvd.

Jersey City, New Jersey, 07310

Attention: Relationship Manager

with a copy to:

Computershare Inc.

480 Washington Blvd.

Jersey City, New Jersey, 07310

Attention: Legal Department

The Warrant Agent agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Warrant Agent shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Warrant Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and the Warrant Agent in its discretion elects to act upon such instructions, the Warrant Agent’s understanding of such instructions shall be deemed controlling. The Warrant Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Warrant Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Warrant Agent, including without limitation the risk of the Warrant Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.

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The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

Unless the Warrant is a Global Warrant, any notice or communication mailed to a Warrantholder shall be mailed to the Warrantholder at the Warrantholder’s address as it appears on the Registry and shall be sufficiently given if so mailed within the time prescribed. Any notice to the owners of a beneficial interest in a Global Warrant shall be distributed through the Depositary in accordance with the procedures of the Depositary. Communications to such Warrantholder shall be deemed to be effective at the time of dispatch to the Depositary.

Failure to provide a notice or communication to a Warrantholder or any defect in it shall not affect its sufficiency with respect to other Warrantholders.

If a notice or communication is provided in the manner provided above, it is duly given, whether or not the intended recipient actually receives it.

Section 6.04. Governing Law.

This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

Section 6.05. Successors.

All agreements of the Company in this Agreement and the Warrants shall bind its successors. All agreements of the Warrant Agent in this Agreement shall bind its successors.

Section 6.06. Multiple Originals.

The parties may sign any number of copies of this Agreement, including by facsimile, PDF or other electronic means. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy shall be sufficient to prove this Agreement.

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Section 6.07. Inspection of Agreement.

A copy of this Agreement shall be made available at all reasonable times for inspection by any registered Warrantholder or owner of a beneficial interest in a Global Warrant at the office of the Warrant Agent (or successor warrant agent) designated for such purpose.

Section 6.08. Severability.

The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction; provided, that if any such excluded clause or provision shall adversely affect the rights, immunities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign upon five (5) Business Days written notice.

Section 6.09. Waiver of Jury Trial.

Each of the Company and the Warrant Agent hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, the Warrants or the transactions contemplated hereby.

Section 6.10. Customer Identification Program ..

Each Person that is a party hereto acknowledges that the Warrant Agent is subject to the customer identification program (“Customer Identification Program”) requirements under the USA PATRIOT Act and its implementing regulations, and that the Warrant Agent must obtain, verify and record information that allows the Warrant Agent to identify each such Person. Accordingly, prior to accepting an appointment hereunder, the Warrant Agent may request information from any such Person that will help the Warrant Agent to identify such Person, including without limitation, as applicable, such Person’s physical address, tax identification number, organizational documents, certificate of good standing or license to do business. Each person or entity that is a party hereto agrees that the Warrant Agent cannot accept an appointment hereunder unless and until the Warrant Agent verifies each such Person’s identity in accordance with the Customer Identification Program requirements.

Section 6.11. Force Majeure.

In no event shall the Warrant Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Warrant Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

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Section 6.11. Termination.

This Agreement shall terminate on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised or cancelled. The provisions of Sections 5.02, 5.03, 5.04, and this Article VI shall survive such termination and the resignation or removal of the Warrant Agent.

Section 6.12. Confidentiality.

The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Warrantholder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement, including the fees for services hereunder, shall remain confidential and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

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IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be duly executed as of the date first written above.

OVERSEAS SHIPHOLDING GROUP, INC.

By:	/s/ Captain Ian T. Blackley
Name: Captain Ian T. Blackley
Title: Senior Vice President, Chief Financial Officer and Treasurer

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Michael Legregin
Name: Michael Legregin
Title: Manager

COMPUTERSHARE INC.,

By:	/s/ Michael Legregin
Name: Michael Legregin
Title: Manager

EXHIBIT A

FORM OF WARRANT

FORM OF CLASS B NEW WARRANT

Unless this Global Warrant is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), New York, New York, to the Company or its agent for registration of transfer, exchange or payment, and any Warrant Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Transfers of this Global Warrant shall be limited to transfers in whole, but not in part, to nominees of DTC or to a successor thereof or such successor’s nominee and transfers of portions of this Global Warrant shall be limited to transfers made in accordance with the restrictions set forth in the Warrant Agreement referred to on the reverse hereof.

WARRANTS

to purchase

Shares of Class B Common Stock

of

OVERSEAS SHIPHOLDING GROUP, INC.

No. [●]	CUSIP No: 69036R 111

This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of August 5, 2014 (the “Warrant Agreement”), between Overseas Shipholding Group, Inc. (the “Company”) and Computershare Trust Company, N.A., as warrant agent (the “Warrant Agent”), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the beneficial owners of the Warrants and the Warrantholders consent by acceptance hereof. This Warrant Certificate expires on August 5, 2039, as set forth herein and subject to the terms hereof.

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated. Any capitalized terms used but not defined in this Warrant Certificate shall have the meanings given to such terms in the Warrant Agreement.

“Aggregate Available Distribution” that portion of the Net Litigation Recovery to be distributed to holders of the Class B Securities in an amount equal to the product of the Net Litigation Recovery multiplied by a fraction, the numerator of which shall be the number of shares of the Company’s common stock, par value $1.00 per share (“Old OSG Equity Interests”) held by Non-Participating OSG Equity Interestholders (as defined in the Plan) immediately prior to the Effective Date and the denominator of which shall be the total number of Old OSG Equity Interests outstanding immediately prior to the Effective Date; provided that the aggregate amount of the Aggregate Available Distribution shall not exceed 10% of the Net Litigation Recovery.

“Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the State of New York.

“Capital Stock” means (a) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (b) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

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“Citizenship Policies” has the meaning set forth in the Charter.

“Citizenship Rules” has the meaning set forth in the Charter.

“Class A Common Stock” means Class A common stock, par value $0.01 per share, in the Company.

“Class A Warrant” means a penny warrant issued on the Effective Date to purchase shares of Class A Common Stock.

“Class B Securities” means Common Stock and Warrants.

“Common Stock” means the Class B common stock, par value $0.01 per share, of the Company.

“Common Stock Equivalent” means any security or obligation which by its terms is, directly or indirectly, convertible into, or exchangeable or exercisable for, shares of Common Stock or Class A Common Stock, including, without limitation, any preferred stock and any option, warrant or other subscription or purchase right with respect to

Common Stock, Class A Common Stock or any Common Stock Equivalent.

“Current Market Price” means, as of any date, (a) the average of the daily Market Prices of the Common Stock or the Class A Common Stock, whichever is higher, during the immediately preceding 20 consecutive trading days ending on such date or (b) if neither the Common Stock nor the Class A Common Stock is then listed or admitted to trading on any national securities exchange, the Market Price of the Common Stock or the Class A Common Stock, whichever is higher, on that date; provided that, for purposes of any adjustment pursuant to Section 12, the Current Market Price shall be the Current Market Price of the Class A Common Stock without reference to the Market Price of the

Common Stock.

“Effective Date” has the meaning set forth in the Plan.

“Excluded Transaction” means any of the following:

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(a) (i) the issuance of rights pursuant to any stockholder rights plan or tax asset protection plan (i.e., a poison pill) adopted by the Company from time to time (“Rights”); (ii) the distribution of separate certificates representing Rights; (iii) the exercise or redemption of Rights; or (iv) the termination or invalidation of Rights; provided, that to the extent that the Company has a stockholder rights plan or tax asset protection plan in effect on an Exercise Date, the Warrantholder shall receive upon exercise of this Warrant, in addition to the Shares issuable upon such exercise, the Rights relating to such Shares under such rights plan, unless, prior to such Exercise Date, the Rights have separated from the Common Stock or Class A Common Stock, as applicable, in which case the applicable Warrant Share Number will be adjusted at the time of separation as if the Company made a distribution to all holders of Common Stock or Class A Common Stock as described in Section 12(B) including, for the purposes of this adjustment only, shares of Class A Common Stock, as applicable, and assets issuable upon exercise of Rights under a stockholder rights plan or tax asset protection plan, subject to readjustment in the event of the expiration, termination or redemption of the Rights; and

(b) any issuance of any shares of Common Stock or Common Stock Equivalents (i) pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock or Class A Common Stock under any such plan, (ii) pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries, (iii) pursuant to any option, warrant, right or other security exercisable for, or exchangeable or convertible into, Common Stock or Class A Common Stock that was (A) outstanding as of the date of the Warrant Agreement, or (B) is issued in a transaction for which appropriate adjustments to the Warrant Share Number have previously been made pursuant to Section 12 hereunder, or (iv) in order to redeem Common Stock or Class A Common Stock (issued pursuant to Common Stock Equivalents that are issued to redeem such Common Stock or Class A Common Stock) that constitute Non-Complying Shares under the Charter as amended from time to time.

“Exercise Date” has the meaning set forth in Section 3.

“Exercise Price” means $0.01 per share of Common Stock and per share of Class A Common Stock deliverable upon exercise of any Warrant.

“Expiration Date” means the twenty-fifth anniversary of the date of the Warrant

Agreement.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by in good faith by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking corporation retained by the Company for this purpose.

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“Market Price” means, with respect to a particular security, on any given day, the per-share volume weighted average price of such security, as calculated on Bloomberg (or, if such volume weighted average price is unavailable via Bloomberg, the average market value of one share of such security on such day, determined, using a volume weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company), or if such security is not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices on such day as furnished by two members of the Financial Industry Regulatory Authority, Inc. selected from time to time by the Company for that purpose. “Market Price” shall be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of a particular security shall be deemed to be the Fair Market Value per share of such security. For the purposes of determining the Market Price of any security on the “trading day” preceding, on or following the occurrence of an event, (a) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the primary national securities exchange on which the relevant security is then listed or traded or, if trading is closed at an earlier time, such earlier time (or, if the relevant securities is not then listed or traded on a national securities exchange, on the New York Stock Exchange) and (b) that trading day shall end at the next regular scheduled closing time on such exchange, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Net Litigation Recovery” means the proceeds of the Professional Liability Action, net of (i) all related out-of-pocket expenses of the Company, including legal fees, and (ii) all reasonable and documented costs and expenses incurred and all payments made or to be made by the Company in respect of counter-claims by Proskauer Rose, LLP and /or its employees, whether by direct payment by the Company to a plaintiff to such counter-claims or pursuant to any indemnification obligations, as determined by the Board of Directors in good faith.

“Non-Complying Shares” has the meaning set forth in the Charter.

“Non-U.S. Citizen” means a Person who does not meet the definition of a U.S. Citizen set forth in the Charter.

“Professional Liability Action” means any claims asserted by the Debtors (as defined in the Plan) against Proskauer Rose LLP and certain individual defendants in connection with certain credit agreements and the tax consequences of those agreements under Section 956 of the Internal Revenue Code that are the subject of adversary proceeding 13-52492 (Bankr. D. Del.) and the action captioned Overseas Shipholding Group, Inc. v. Proskauer Rose, LLP, et al., Index No. 650765/2014 (N.Y. Sup. Ct.) and any such claim which may be asserted by the Debtors in any other proceeding against Proskauer Rose LLP or its current or former partners or members by the Debtors.

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“Rights” has the meaning set forth in the definition of Excluded Transaction.

“Share” or “Shares” has the meaning set forth in Section 2; provided that all references herein to a “Share” or “Shares” shall be deemed to include both the shares of Common Stock and any shares of Class A Common Stock issuable upon the exercise of the Warrant as specified herein.

“Significant Transaction” means:

(a) any reorganization, reclassification or other change of outstanding shares of Common Stock or Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value);

(b) any voluntary sale, conveyance, exchange or transfer by the Company to any other Person of all or substantially all of the assets of the Company;

(c) any voluntary sale, conveyance, exchange or transfer by the stockholders of the Company to any Person of the Capital Stock of the Company if, immediately after giving effect to such sale, conveyance, exchange or transfer, the stockholders of the Company immediately prior to such sale, conveyance, exchange or transfer do not hold Capital Stock of the Company representing at least a majority of the voting power of the Company; and

(d) any merger, consolidation or other business combination of the Company with any other Person (including by way of a tender offer) if, immediately after giving effect to such merger, consolidation or other business combination, the stockholders of the Company immediately prior to such merger, consolidation or other business combination do not hold Capital Stock of the surviving Person representing at least a majority of the voting power of the surviving Person.

“trading day” means (a) if the shares of Common Stock or the Class A Common Stock, as the case may be, are not traded on any national or regional securities exchange or association or over-the-counter market, a Business Day or (b) if the shares of Common Stock or the Class A Common Stock, as the case may be, are traded on any national or regional securities exchange or association or over-the-counter market, a Business Day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of Common Stock or the Class A Common Stock, as the case may be, (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Common Stock or the Class A Common Stock, as the case may be. The term “trading day” with respect to any security other than the Common Stock shall have a correlative meaning based on the primary exchange or quotation system on which such security is listed or traded.

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“Transfer Agent” means Computershare Shareowner Services, as transfer agent of the Company, and any successor transfer agent.

“U.S. Citizen” has the meaning set forth in the Charter.

“Warrant” means a right to purchase a number of Shares equal in aggregate to the Warrant Share Number, subject to the terms of this Warrant Certificate and the Warrant Agreement.

“Warrant Certificate” means this Warrant Certificate and shall include the Global Warrant where the context requires.

“Warrant Share Number” means, at the time of initial issuance of this Warrant, one share of Common Stock and zero shares of Class A Common Stock, as such amount may be subsequently adjusted pursuant to the terms of this Warrant Certificate and the Warrant Agreement.

2. Number of Shares; Exercise Price. This certifies that, for value received, [●], and any of its registered assigns, is the registered owner of the number of Warrants set forth on Schedule A hereto, each of which entitles the Warrantholder to purchase from the Company, upon the terms and subject to the conditions hereinafter set forth, a number of fully paid and nonassessable shares of the Company’s Common Stock, and to the extent so provided herein, shares of Class A Common Stock (each a “Share” and collectively the “Shares”), equal to the Warrant Share Number at a purchase price per share equal to the Exercise Price. The Warrant Share Number is subject to adjustment as provided herein, and all references to “Warrant Share Number” herein shall be deemed to include any such adjustment or series of adjustments.

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3. Exercise of Warrant; Term; Exchange. Subject to Section 2 and Section 18, to the extent permitted by applicable laws and regulations, all or a portion of the Warrants evidenced by this Warrant Certificate are exercisable by the Warrantholder, at any time or from time to time on any Business Day after the execution and delivery of this Warrant Certificate by the Company on the date hereof (any such date of exercise, the “Exercise Date”), but in no event later than 5:00 p.m., New York City time, on the Expiration Date, by delivering to the Warrant Agent (or to the Company or to such other office or agency of the Company in the United States as the Company may designate by notice in writing to the Warrantholders pursuant to Section 19(a) if the Warrants being exercised are represented by a Definitive Warrant, such Definitive Warrant, (b) a Notice of Exercise, in the form annexed hereto, duly completed and executed, and (c) payment of the Exercise Price for the Shares thereby purchased by having the Company withhold, from the number of Shares that would otherwise be delivered to such Warrantholder upon such exercise, the number of Shares equal in value to the aggregate Exercise Price as to all Shares the Company would otherwise be obligated to deliver, based on the Market Price of the Common Stock or the Class A Common Stock, whichever is higher, on the trading day on which such Warrants are exercised and the Notice of Exercise is delivered pursuant to this Section 3; provided that in the case where both shares of Common Stock and shares of Class A Common Stock are to be delivered upon exercise of a Warrant, the Shares to be withheld shall be deducted first from any shares of Class A Common Stock to be issued. For the avoidance of doubt, if Warrants are exercised such that the Exercise Price would exceed the value of the Shares issuable upon exercise, no amount shall be due and payable by the Warrantholder to the Company, nor shall any Shares be delivered to the exercising Warrantholder. In the case of a Global Warrant, any Person with a beneficial interest in such Global Warrant shall effect compliance with the requirements in clauses (b) and (c) above through the relevant Agent Member in accordance with procedures of the Depositary.

In the case of a Global Warrant, whenever some but not all of the Warrants represented by such Global Warrant are exercised in accordance with the terms thereof and of the Warrant Agreement, such Global Warrant shall be surrendered by the Warrantholder to the Warrant Agent, which shall cause an adjustment to be made to Schedule A to such Global Warrant so that the number of Warrants represented thereby will be equal to the number of Warrants theretofore represented by such Global Warrant less the number of Warrants then exercised. The Warrant Agent shall thereafter promptly return such Global Warrant to the Warrantholder or its nominee or custodian. In the case of a Definitive Warrant, whenever some but not all of the Warrants represented by such Definitive Warrant are exercised in accordance with the terms thereof and of the Warrant Agreement, the Warrantholder shall be entitled, at the request of such Warrantholder, to receive from the Company within a reasonable time, not to exceed ten Business Days, a new Definitive Warrant in substantially identical form for the number of Warrants equal to the number of Warrants theretofore represented by such Definitive Warrant less the number of Warrants then exercised.

If this Warrant Certificate shall have been exercised in full, the Warrant Agent shall promptly cancel such certificate following its receipt from the Warrantholder or the Depositary, as applicable.

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The Company may, at its sole discretion, issue to any Warrantholder or any owner of a beneficial interest in Warrants that has established to the satisfaction of the Company that it is a U.S. Citizen but has not exercised this Warrant pursuant to Section 3, the aggregate number of Shares issuable upon exercise of all Warrants held by such Warrantholder or owned by such beneficial owner, provided, however, that if the Company exercises such discretion prior to the record date for the distribution of the Aggregate Available Distribution, it shall distribute such Shares in the form of Common Stock and Class A Common Stock, determined as set forth in the first paragraph of this Section 3, unless the holder or beneficial owner agrees to receive Class A Common Stock in lieu of any shares of Common Stock that would be deliverable. The exercise by the Company of the foregoing right shall be treated for all purposes hereunder as an exercise of the Warrant by such Warrantholder or beneficial owner, provided, that the Company may withhold, from the number of Shares that would otherwise be delivered to such Warrantholder upon such exercise, that number of Shares issuable upon exercise of the Warrants equal in value to the aggregate Exercise Price as to all Shares the Company would otherwise be obligated to deliver, based on the Market Price of the Common Stock on the trading day on which such shares of Common Stock are issued; provided that such Exercise Price shall be deducted first from any shares of Class A Common Stock to be issued.

Notwithstanding anything in this Warrant Certificate to the contrary, in the case of Warrants evidenced by a Global Warrant, any Agent Member may, without the consent of the Warrant Agent or any other Person, on its own behalf and on behalf of any beneficial owner for which it is acting, enforce, and may institute and maintain, any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, its right to exercise, and to receive Shares for, its Warrants as provided in the Global Warrant, and to enforce the Warrant Agreement.

4. Issuance of Shares; Authorization; Listing. Shares issued upon exercise of Warrants evidenced by this Warrant Certificate shall be (a) issued in such name or names as the exercising Warrantholder may designate and (b) delivered by the Transfer Agent to such Warrantholder or its nominee or nominees (i) if the Shares are then able to be so delivered, via book-entry transfer crediting the account of such Warrantholder (or the relevant Agent Member for the benefit of such Warrantholder) through the Depositary’s DWAC system (if the Transfer Agent participates in such system), or (ii) otherwise in certificated form by physical delivery to the address specified by the Warrantholder in the Notice of Exercise. The Company shall use its commercially reasonable efforts to cause its Transfer Agent to be a participant in the Depositary’s DWAC system. The Company shall cause the number of full Shares to which such Warrantholder shall be entitled to be so delivered by the Transfer Agent within a reasonable time, not to exceed three Business Days after the date on which Warrants evidenced by this Warrant Certificate have been duly exercised in accordance with the terms hereof.

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The Company hereby represents and warrants that any Shares issued upon the exercise of Warrants evidenced by this Warrant Certificate in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges, other than liens or charges created by a Warrantholder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith. The Company agrees that the Shares so issued will be deemed to have been issued to a Warrantholder as of the close of business on the date on which Warrants evidenced by this Warrant Certificate have been duly exercised, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, out of its authorized but unissued Common Stock and Class A Common Stock, solely for the purpose of providing for the exercise of Warrants evidenced by this Warrant Certificate, the aggregate number of shares of Common Stock and Class A Common Stock then issuable upon exercise or conversion hereof at any time. The Company will (a) procure, at its sole expense, the listing of the Shares issuable upon exercise hereof at any time, subject to issuance or notice of issuance, on any national stock exchanges in the United States on which the Class A Common Stock and the Common Stock is then listed or traded and (b) if listed at the time of such issuance, to maintain such listings of such Shares at all times after issuance. The Company will use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares may be listed or traded.

5. Fractional Shares or Scrip. Upon exercise of any Warrants, the Company, at its sole election may, (a) issue fractional Shares or scrip representing fractional Shares, or (b) round up to the nearest whole number the number of Shares to be issued to the exercising Warrantholder.

If more than one Warrant shall be presented for exercise in full at the same time by the same Warrantholder or owner of a beneficial interest in Warrants, the number of full Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Shares to which the exercising Warrantholder shall be entitled upon exercise of the Warrants so presented.

6. No Rights as Stockholders; Transfer Books. Warrants evidenced by this Warrant Certificate do not entitle the Warrantholder or the owner of any beneficial interest in such Warrants to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof. The Company shall at no time close its transfer books against transfer of Warrants in any manner which interferes with the timely exercise hereof.

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7. Charges, Taxes and Expenses. Issuance of Shares in certificated or book-entry form to the Warrantholder upon the exercise of Warrants evidenced by this Warrant Certificate shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such Shares all of which taxes and expenses shall be paid by the Company. Each Warrantholder or beneficial owner of a Warrant shall be responsible for the payment or discharge of any liens or charges created by such Warrantholder or beneficial owner and for any income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith.

8. Transfer; Assignment. This Warrant Certificate and all rights hereunder are transferable, in whole or in part, upon the books of the Company (or an agent duly appointed by the Company) by the registered holder hereof in person or by duly authorized attorney, and one or more new Warrant Certificates shall be made and delivered by the Company, of the same tenor and date as this Warrant Certificate but registered in the name of one or more transferees, upon surrender of this Warrant Certificate, duly endorsed, to the office or agency of the Company described in Section 3; provided that if this Warrant Certificate is a Global Warrant registered in the name of the Depositary, transfers of such Global Warrant may only be made as a whole, and not in part, and only by (a) the Depositary to a nominee of the Depositary, (b) a nominee of the Depositary to the Depositary or another nominee of the Depositary or (c) the Depositary or any such nominee to a successor Depositary or its nominee. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new Warrant Certificates pursuant to this Section 8 shall be paid by the Company.

If this Warrant Certificate is a Global Warrant, then so long as the Global Warrant is registered in the name of the Depositary, the holders of beneficial interests in the Warrants evidenced thereby shall have no rights under this Warrant Certificate with respect to the Global Warrant held on their behalf by the Depositary or the Warrant Agent as its custodian, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of the Global Warrant for all purposes whatsoever except to the extent set forth herein. Accordingly, any such owner’s beneficial interest in the Global Warrant will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or the Agent Members, and neither the Company nor the Warrant Agent shall have any responsibility with respect to such records maintained by the Depositary or the Agent Members. Notwithstanding the foregoing, nothing herein shall (a) prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (b) impair, as between the Depositary and the Agent Members, the operation of customary practices governing the exercise of the rights of a holder of a beneficial interest in any Warrant. Except as may otherwise be provided in this Warrant Certificate or the Warrant Agreement, the rights of beneficial owners in a Global Warrant shall be exercised through the Depositary subject to the applicable procedures of the Depositary. Any holder of the Global Warrant shall, by acceptance of the Global Warrant, agree that transfers of beneficial interests in the Global Warrant may be effected only through a book-entry system maintained by the Depositary, and that ownership of a beneficial interest in the Warrants represented thereby shall be required to be reflected in book-entry form.

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Any beneficial owner of an interest in the Global Warrant, or the Warrantholder if this Warrant Certificate represents a Definitive Warrant, who qualifies as a U.S. Citizen shall exercise the Warrant for the full amount of Shares that such beneficial owner or Warrantholder is entitled to exercise.

A Global Warrant shall be exchanged for Definitive Warrants, and Definitive Warrants may be transferred or exchanged for a beneficial interest in a Global Warrant, only at such times and in the manner specified in the Warrant Agreement. Subject to the provisions of the Warrant Agreement, the holder of a Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold beneficial interests in such Global Warrant through Agent Members, to take any action that a Warrantholder is entitled to take under a Warrant or the Warrant Agreement.

9. Exchange and Registry of Warrants. This Warrant Certificate is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new Warrant Certificate or Warrant Certificates of like tenor and representing the same aggregate number of Warrants. The Company or an agent duly appointed by the Company (which initially shall be the Warrant Agent) shall maintain a Registry showing the name and address of the Warrantholder as the registered holder of this Warrant Certificate. This Warrant Certificate may be surrendered for exchange or exercise in accordance with its terms, at the office of the Company or any such agent, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such Registry.

10. Loss, Theft, Destruction or Mutilation of Warrant Certificate. Upon receipt by the Company of proof reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company and the Warrant Agent, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant Certificate, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of like tenor and representing the same aggregate number of Warrants as provided for in such lost, stolen, destroyed or mutilated Warrant Certificate.

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11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

12. Adjustments and Other Rights. The Warrant Share Number shall be subject to adjustment from time to time as follows; provided that if more than one subsection of this Section 12 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 12 so as to result in duplication:

(A) Dividend, Subdivision, Combination or Reclassification of Common Stock. In the event that the Company shall at any time or from time to time, after the issuance of this Warrant but prior to the exercise hereof, (a) make a dividend or distribution on the outstanding shares of Common Stock or Class A Common Stock payable in shares of Class A Common Stock, (b) subdivide the outstanding shares of Class A Common Stock into a larger number of shares, (c) combine the outstanding shares of Common Stock or Class A Common Stock into a smaller number of shares or (d) issue any shares of its Capital Stock in a reclassification of the Common Stock or Class A Common Stock (other than any such event for which an adjustment is made pursuant to another provision of this Section 12), then, and in each such case, the Warrant Share Number, immediately prior to such event shall be adjusted solely by adjusting the number of shares of Class A common stock issuable upon exercise of such Warrant (except for any adjustment resulting from a decrease in the number of shares of Common Stock or Class A Common Stock outstanding, in which case the Warrant Share Number in respect of the Common Stock represented hereby shall be revised proportionally to the effect on the outstanding number of shares of Common Stock) (and any other appropriate actions shall be taken by the Company) so that the Warrantholder shall be entitled to receive upon the exercise of this Warrant a number of shares of Common Stock and Class A Common Stock, or other securities of the Company that the Warrantholder would have owned or would have been entitled to receive upon or by reason of any event described above, had this Warrant been exercised immediately prior to the occurrence of such event, calculated to the nearest 1/1,000th of a share. Any adjustment made pursuant to this Section 12(A) shall become effective retroactively (i) in the case of any such dividend or distribution, to the date immediately following the close of business on the record date for the determination of holders of shares of Common Stock or Class A Common Stock, as the case may be, entitled to receive such dividend or distribution or (ii) in the case of any such subdivision, combination or reclassification, to the close of business on the date on which such corporate action becomes effective.

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In the event that the Charter is amended to permit the Company to (a) make a dividend or distribution on the outstanding shares of Class B Common Stock payable in shares of Class B Common Stock or (b) subdivide the outstanding shares of Class B Common Stock into a larger number of shares, this Section 12(A) shall be deemed to be equitably amended, without any further action by the parties hereto, to reflect such change to the Charter to ensure that Warrantholders continue to be eligible to participate proportionately in any distribution of the Net Litigation Recovery made in respect of the Class B Common Stock.

(B) Certain Distributions. If, at any time or from time to time after the issuance of this Warrant but prior to the exercise hereof, the Company shall distribute to all holders of shares of Common Stock or Class A Common Stock (including any such distribution made in connection with a merger or consolidation in which the Company is the resulting or surviving Person and shares of Common Stock are not changed or exchanged) cash, evidences of indebtedness of the Company or another issuer, securities of the Company or another issuer or other assets (excluding (a) any dividend or other distribution payable in shares of Common Stock or Class A Common Stock, as the case may be for which adjustment is made under Section 12(A), (b) any distribution in connection with an Excluded Transaction and (c) the distribution of the Aggregate Available Distribution) or rights or warrants to subscribe for or purchase any of the foregoing, then, and in each such case, the Warrant Share Number shall be increased, solely by increasing the number of shares of Class A Common Stock issuable upon exercise of such Warrant, to a number (calculated to the nearest 1/1,000th of a share) equal to the product of (a) the Warrant Share Number immediately prior to the record date for the distribution of such cash, evidences of indebtedness, securities, other assets or rights or warrants multiplied by (b) the quotient of:

(i) the Current Market Price of the Class A Common Stock immediately prior to the first date on which the Class A Common Stock trades regular way on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading without the right to receive such distribution of such cash, evidences of indebtedness, securities or other assets or rights or warrants (or, if the Class A Common Stock is not then so listed or traded, the first business day after the record date for such distribution); divided by

(ii) the total (which total shall be greater than zero) of (x) the Current Market Price of the Class A Common Stock on the date specified in (i) above minus (y) the Fair Market Value per share of Class A Common Stock of such cash, evidences of indebtedness, securities or other assets or rights or warrants.

Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to the date immediately following the close of business on the record date for the determination of stockholders of the Company entitled to receive such distribution.

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(C) Other Changes. If, at any time or from time to time after the issuance of this Warrant but prior to the exercise or conversion hereof, (a) the Company shall take any action which (i) affects the Common Stock or Class A Common Stock and (ii) is similar to, or has an effect similar to, any of the actions described in any of Sections 12(A), 12(B) or 12(G) (but not including any action described in any such Section) and (b) the Board of Directors in good faith determines that it would be equitable under such circumstances to adjust the Warrant Share Number as a result of such action, then, and in each such case, the Warrant Share Number shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable under such circumstances, subject to Section 12(H), which determination shall be evidenced in a resolution of the Board of Directors, a certified copy of which shall be mailed by the Company to the Warrantholder.

(D) No Adjustment. If an adjustment to the Warrant Share Number in respect of the issuance or sale of a Common Stock Equivalent has been previously made, the exercise of such Common Stock Equivalent in accordance with its terms existing at the time such adjustment was made shall not result in a further adjustment. If an adjustment to the Warrant Share Number in respect of the issuance or sale of a Common Stock Equivalent was not required, the exercise of such Common Stock Equivalent in accordance with its terms existing at the time of issuance shall not result in an adjustment pursuant thereto. In addition, no adjustment shall be made for accumulated and unpaid dividends; provided that the Company has complied with Section 3.04(d) of the Warrant Agreement.

Notwithstanding anything to the contrary herein, no adjustment to the Warrant Share Number need be made for a given transaction (other than a share split or share combination) if each holder of Warrants participates, on the same terms and otherwise on the same basis and solely as a result of holding the Warrants, as holders of Shares without having to exercise the Warrants held by such Holders as if they held a number of Shares equal to the then-current Warrant Share Number, multiplied by the number of Warrants held by such Holder.

(E) Abandonment. If the Company (a) shall take a record of the holders of shares of Common Stock or Class A Common Stock, as the case may be, for the purpose of entitling them to receive a dividend or other distribution and (b) shall, before paying or delivering such dividend or distribution to the stockholders of the Company, legally abandon its plan to pay or deliver such dividend or distribution (and, following such abandonment, the holders of such shares have no claim against the Company for such dividend or distribution), then no adjustment in the Warrant Share Number shall be required by reason of the taking of such record.

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(F) Notice and Certificate as to Adjustments. In the event that the Company shall propose to take any action of the type described in this Section 12 (but only if the action of the type described in this Section 12 would result in an adjustment in the Warrant Share Number or a change in the type of securities or property to be delivered upon exercise of a Warrant), the Company shall deliver to the Warrant Agent a notice and shall cause such notice to be sent or communicated to the Warrantholders in the manner set forth in Section 19, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Warrant Share Number and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of a Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. The Company shall, at the time it makes such notice, post a copy of such notice on its website and issue a press release for publication on a newswire service. The Company shall, within 20 days following the event requiring any adjustment to the Warrant Share Number, deliver to the Warrant Agent a certificate, signed by the Chief Financial Officer of the Company, which (a) sets forth in reasonable detail (i) the event requiring such adjustment and (ii) the method by which such adjustment was calculated and (b) specifies the adjusted Warrant Share Number in effect following such adjustment. In the case of any Significant Transaction, the Company shall also deliver to the Warrant Agent the certificate described in Section 12(G)(b) at least 10 days prior to consummating such Significant Transaction. Failure to give such notice or to provide such certificate referred to above, or any defect therein, shall not affect the legality or validity of any such action.

(G) Spin-off; Significant Transaction; Conversion.

(a) Spin-off. If, at any time after the issuance of this Warrant but prior to the exercise hereof, the Company shall spin-off another Person, then the Company (a) shall issue to the Warrantholder a new warrant to purchase, at the Exercise Price, or convert its new warrant into, the number of shares of Capital Stock or other proprietary interest in the spin-off entity that the Warrantholder would have owned had the Warrantholder exercised this Warrant immediately prior to the consummation of such spin-off and (b) shall make provision therefor in the agreement, if any, relating to such spin-off. Such new warrant shall provide for rights and obligations which shall be as nearly equivalent as may be practicable to the rights and obligations provided for in this Warrant. Notwithstanding the two foregoing sentences, if any such spin-off shall relate to an entity that will not be subject to the Citizenship Rules or policies similar to the Citizenship Policies, then in connection with such spin-off the Board of Directors shall consider in good faith whether it is possible to issue to the Warrantholder shares of Capital Stock or other ownership interests directly in the name of such Warrantholder, and if the Board of Directors determines in its sole discretion that it would be possible to do so without creating a material adverse effect on such Warrantholders, then it will use reasonable efforts to provide for such direct issuance. The provisions of this Section 12(G)(a) (and any equivalent thereof in any such new warrant) shall apply to successive transactions.

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(b) Significant Transaction. If, at any time after the issuance of this Warrant but prior to the exercise hereof, any Significant Transaction shall occur, then, at least 10 days prior to the consummation of such Significant Transaction, the Company:

(i) shall execute and deliver to the Warrantholder a certificate stating that from and after the consummation of such Significant Transaction:

(x) the Warrantholder shall, upon the surrender of this Warrant to the Surviving Person in such Significant Transaction have the right to receive the kind and amount of shares of stock or other securities, property or cash receivable upon the consummation of such Significant Transaction by a holder of the number of shares of Common Stock into which this Warrant could have been exercised immediately prior to the consummation of such Significant Transaction; and

(y) this Warrant shall be deemed to have been cancelled; and

(ii) the Company shall make provision therefor in the agreement, if any, relating to such Significant Transaction.

(c) Conversion. Each Warrant shall, upon notice to the Company as provided in the Warrant Agreement, be convertible at the option of the Warrantholder at any time into a Class A Warrant having an aggregate Warrant Share Number equal to the number of shares of Capital Stock of the Company then comprising the Warrant Share Number for such Warrant prior to conversion but exercisable solely for shares of Class A Common Stock. In addition, on the tenth (10th) business day after both a final order entering judgment for or against the defendants in the Professional Liability Action and the distribution of any Aggregate Available Distribution to the holders of the Class B Securities, subject in each case to compliance with any applicable Jones Act requirements, each Warrant will automatically convert into a Class A Warrant having a Warrant Share Number equal to such Warrant prior to conversion but exercisable solely for shares of Class A Common Stock.

In the case of any transaction pursuant to which an adjustment would be required by Section 12(G)(a) or (b) above, the Board of Directors shall take appropriate steps in good faith to ensure the Warrantholders continue to benefit from the provisions of Section 13 hereof after the consummation of such transaction to the same extent as the holders of Shares benefit thereafter.

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(H) Adjustment Denomination; Proportionate Allocation.

(a) Adjustment Denomination. For the avoidance of doubt, any action which would require an adjustment to the Warrant Share Number of a Warrant pursuant to this Section 12 shall be made such that the Warrant Share Number after such adjustment will reflect (i) with respect to the shares of Common Stock underlying such Warrant, a number of Shares equal to the number of shares of Common Stock represented by such Warrant prior to such adjustment plus a number of shares of Class A Common Stock equal to the additional number of shares represented by such adjustment; provided that any adjustment resulting from a decrease in the number of shares of Common Stock outstanding shall be made by proportionally reducing the number of shares of Common Stock comprised in the Warrant Share Number and (ii) with respect to any shares of Class A Common Stock underlying such Warrant at the time of such adjustment, an additional number of shares of Class A Common Stock reflecting such adjustment in full; provided that any adjustment resulting from a decrease in the number of shares of Class A Common Stock outstanding shall be made by proportionally reducing the number of shares of Class A Common Stock comprised in the Warrant Share Number, if any.

(b) Proportionate Allocation. For the avoidance of doubt, any action which would require an adjustment to a Share pursuant to this Section 12 shall be made on a pro rata basis.

(I) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 12 shall require that an adjustment shall become effective immediately after a record date for an event, then notwithstanding any other provision of this Warrant Certificate the Company may defer until the occurrence of such event issuing to a Warrantholder of Warrants exercised after such record date and before the occurrence of such event the additional shares of Class A Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the Shares issuable upon such exercise before giving effect to such adjustment; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional Shares upon the occurrence of the event requiring such adjustment.

(J) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 12, the Company shall promptly take (and shall be permitted by the Warrantholders to take) any action which may be necessary, including obtaining any applicable national securities exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Shares that a Warrantholder is entitled to receive upon exercise of a Warrant pursuant to this Section 12.

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13. Net Litigation Recovery. Warrantholders shall participate in the distribution of the Aggregate Available Distribution, which shall be distributed to the Warrantholders pursuant to the terms of the Warrant Agreement. The holder of record of each Class B Warrant on the relevant record date (the “Distribution Record Date”), as determined in good faith by the Company pursuant to the terms of the Warrant Agreement, shall be entitled to receive a pro rata portion of the Aggregate Available Distribution calculated as a fraction thereof, the numerator of which shall be one (1) and the denominator of which shall be the total number of Class B Securities issued upon the Effective Date; provided that, for the avoidance of doubt, to the extent that after the Effective Date and before such Distribution Record Date any Class B Securities that have been converted in accordance with their terms into Class A Common Stock or Class A Warrants, as the case may be, then no distribution shall be made in respect of the Class A Common Stock or Class A Warrants issued upon such conversion.

14. No Impairment. The Company will not, and will not permit or cause any of its subsidiaries to, by any action, including through any amendment of its Charter, bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant Certificate and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

15. Governing Law. This Warrant Certificate and the Warrants evidenced hereby shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

16. Binding Effect; Countersignature by Warrant Agent. This Warrant Certificate shall be binding upon any successors or assigns of the Company. This Warrant Certificate shall not be valid until an authorized signatory of the Warrant Agent or its agent as provided in the Warrant Agreement countersigns this Warrant Certificate. Such signature shall be solely for the purpose of authenticating this Warrant Certificate and shall be conclusive evidence that this Warrant Certificate has been countersigned under the Warrant Agreement.

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17. Warrant Agreement; Amendments. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Warrantholders and beneficial owners of the Warrants. A copy of the Warrant Agreement may be obtained for inspection by the Warrantholders or beneficial owners of the Warrants upon request to the Warrant Agent at the address of the Warrant Agent (or successor warrant agent) set forth in the Warrant Agreement. The Warrant Agreement and this Warrant Certificate may be amended and the observance of any term of the Warrant Agreement or this Warrant Certificate may be waived only to the extent provided in the Warrant Agreement.

18. Compliance with Citizenship Rules. Notwithstanding the other provisions of this Warrant Agreement, in order to facilitate the Company’s compliance with the Citizenship Rules:

(A) In connection with any exercise of the Warrant (including any interest in any Global Warrant), a Warrantholder (or, if not the Warrantholder, the Person that the Warrantholder has designated to receive the Shares issuable upon exercise of the Warrants) shall advise the Company whether or not it satisfies the requirements to be a U.S. Citizen. Under its Charter, the Company may require a Warrantholder (or, if not the Warrantholder, the Person that the Warrantholder has designated to receive the Shares issuable upon exercise of the Warrants) to provide it with such documents and other information as it may request as reasonable proof of that the Warrantholder (or, if not the Warrantholder, such other Person that the Warrantholder has designated to receive the Shares issuable upon exercise of the Warrants) satisfies the requirements to be a U.S. Citizen.

(B) No Warrantholder who cannot establish to the Company’s reasonable satisfaction that it (or, if not the Warrantholder, the Person that the Warrantholder has designated to receive the stock issuable upon exercise of the Warrants) is a U.S. Citizen may exercise any Warrants to the extent the Shares deliverable upon exercise of the Warrants would constitute Non-Complying Shares if they were issued, which shall be determined by the Company in its reasonable discretion at the time of any proposed exercise of a Warrant.

(C) Any sale, transfer or other disposition of a Warrant by any Warrantholder that is a Non-U.S. Citizen to a Person who is a U.S. Citizen must be a complete transfer of such Warrantholder’s interests to such Person in the Warrant and the Shares issuable upon exercise thereof with no ability to direct or control such Person. The foregoing restriction shall also apply to any Person that the Warrantholder has designated to receive the Shares issuable upon exercise of the Warrants.

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(D) In the Company’s reasonable discretion, the Company may instruct the Transfer Agent, the Warrant Agent, and the Depositary (or any of them) not to issue Shares to any Warrantholder who upon any exercise of any Warrants cannot establish to the Company’s reasonable satisfaction that it (or, if not the Warrantholder, the Person that the Warrantholder has designated to receive the Shares issuable upon exercise of the Warrants) is a U.S. Citizen to the extent the receipt of the Shares deliverable upon exercise of the Warrants would cause such Person or any Person whose ownership position would be aggregated with that of such Person to exceed 4.9% of the aggregate number of shares of Common Stock outstanding at such time (excluding, for purposes of this Section 18(D), shares of Common Stock issuable upon exercise of all outstanding Warrants).

19. Notices. Unless this Warrant Certificate is a Global Warrant, any notice or communication to be delivered to the Warrantholder shall be delivered to the Warrantholder at the Warrantholder’s address as it appears in the Registry and shall be sufficiently given if so mailed within the time prescribed. Any notice to holders of a beneficial interest in a Global Warrant shall be distributed through the Depositary in accordance with the procedures of the Depositary. Communications to such holders shall be deemed to be effective at the time of dispatch to the Depositary.

20. Interpretation. Nothing contained in the Warrant Certificate shall be used to construe the terms or meaning of any other agreement, warrant, other security or any warrant certificate.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by a duly authorized officer. This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

Dated: __________________	OVERSEAS SHIPHOLDING GROUP, INC.

By:
Name:
Title:

Countersigned:

Computershare Trust Company, N.A.,

as Warrant Agent

By:
Authorized Signatory

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Schedule A

The initial number of Warrants represented by this Warrant Certificate is.

The following decreases in the number of Warrants represented by this Warrant Certificate have been made as a result of the exercise or conversion of certain Warrants represented by this Warrant Certificate:

Date of Exercise of Warrants	Number of Warrants Exercised / Converted	Total Number of Warrants Represented Hereby Following Such Exercise / Conversion	Notation Made by Warrant Agent

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Form of Notice of Exercise

(to be executed only upon exercise of Warrants)

Date:

TO:	OVERSEAS SHIPHOLDING GROUP, INC. (the “Company”)

RE:	Election to Purchase Common Stock

The undersigned registered holder of [             ] Warrants irrevocably elects to exercise the number of Warrants set forth below represented by the Global Warrant (or, in the case of a Definitive Warrant, the Warrant Certificate enclosed herewith), and surrenders all right, title and interest in the number of Warrants exercised hereby to the Company, and directs that the shares of Common Stock or other securities or property delivered upon exercise of such Warrants, and any interests in the Global Warrant or Definitive Warrant representing unexercised Warrants, be registered or placed in the name and at the address specified below and delivered thereto.

Number of Warrants

☐Check if Warrantholder believes it satisfies the requirements to be a U.S. Citizen (additional information may be required by Company to confirm that Warrantholder is a U.S. Citizen).

☐Check if Warrantholder believes it is a Non-U.S. Citizen.

Warrantholder:

By:

Name:

Title:

Signature guaranteed by (if a guarantee is required)

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Securities to be issued to:

If in book-entry form through the Depositary:

Depositary Account Number:

Name of Agent Member:

If in definitive form:

Social Security Number or Other Identifying Number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised Warrants evidenced by the exercising Warrantholder’s interest in the Global Warrant or Definitive Warrant, as the case may be, to be issued to:

If in book-entry form through the Depositary:

Depositary Account Number:

Name of Agent Member:

If in definitive form:

Social Security Number or Other Identifying Number:

Name:

Street Address:

City, State and Zip Code:

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Form of Assignment

For value received, the undersigned registered Warrantholder of the within Warrant Certificate hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the within Warrant Certificate not being assigned hereby) all of the right, title and interest of the undersigned under the within Warrant Certificate with respect to the number of Warrants set forth below.

Name of Assignees	Address	Number of Warrants	Social Security Number or other Identifying Number

and does irrevocably constitute and appoint [             ], the undersigned’s attorney, to make such transfer on the books of the Company maintained for the purpose, with full power of substitution in the premises.

Dated:

Warrantholder:

By:

Name:

Title:

Signature guaranteed by (if a guarantee is required)

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Form of Notice of Conversion

(to be executed only upon conversion of Warrants)

Date:

TO:	OVERSEAS SHIPHOLDING GROUP, INC. (the “Company”)

RE:	Election to Convert Warrants to Class A Warrants

The undersigned registered holder of [             ] Warrants irrevocably elects to convert the number of Warrants set forth below represented by the Global Warrant (or, in the case of a Definitive Warrant, the Warrant Certificate enclosed herewith) into Class A Warrants, and surrenders all right, title and interest in the number of Warrants so converted hereby to the Company, and directs that the Class A Warrants, and any interests in the Global Warrant or Definitive Warrant representing Warrants that are not being converted into Class A Warrants pursuant to this notice, be registered or placed in the name and at the address specified below and delivered thereto.

Number of Warrants                                _______________________________________

☐Check if Warrantholder believes it satisfies the requirements to be a U.S. Citizen (additional information may be required by Company to confirm that Warrantholder is a U.S. Citizen).

☐Check if Warrantholder believes it is a Non-U.S. Citizen.

Warrantholder:

By:

Name:

Title:

[Signature guaranteed by (if a guarantee is required)

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Class A Warrants to be issued to:

If in book-entry form through the Depositary:

Depositary Account Number:

Name of Agent Member:

If in definitive form:

Social Security Number or Other Identifying Number:

Name:

Street Address:

City, State and Zip Code:

Any unconverted Warrants evidenced by the converting Warrantholder’s interest in the Global Warrant or Definitive Warrant, as the case may be, to be issued to:

If in book-entry form through the Depositary:

Depositary Account Number:

Name of Agent Member:

If in definitive form:

Social Security Number or Other Identifying Number:

Name:

Street Address:

City, State and Zip Code:

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